                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________
                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported July 8, 1999)
                                                -------------



                   U.S. Digital Communications, Inc.
          --------------------------------------------------
          (Exact Name of Registrant as Specified in Charter)



Nevada                       0-21225                          52-2124492
---------------              ---------------                  --------------
(State or Other              Commission File                  (IRS Employer
Jurisdiction                 Number)                          Identification
Incorporation                                                 No.)


2 Wisconsin Circle, Chevy Chase, Maryland                         20815
-----------------------------------------                     -------------
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (301) 961-1540
                                                    -------------



                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                                       1
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Item 5    Other Events
          ------------

          The Registrant, on Thursday, July 8, 1999, issued a press release. The full text of which is printed below.

Press Release Copy

July 8, 1999

Robert J. Wussler, Chairman of U.S. Digital Communications, Inc., (OTC Bulletin
Board: USDI - news) announced today that USDI has entered into a Memorandum of Understanding with Telecommunications Company of the Americas, Inc.
("Telcam"), a privately-owned long distance carrier, agreeing in principle to the merger of the companies. The consummation of the merger is subject to a number of conditions, including drafting of definitive documents, satisfactory conclusion of due diligence, negotiation of reductions in US Digital's obligations to creditors, and approval by the shareholders of each company. If the merger is realized, the current shareholders of Telcam will own not less than 51% of the fully diluted common shares, and will name four of seven members of the Board of Directors of USDI --the surviving, publicly-traded entity.

Mr. Wussler noted that "Telcam's senior executives, Robert Lee and Preston Riner, have been associated with U.S. Digital previously and are committed to bringing the technology, personnel, and capital resources to the company that it needs to grow significantly. We believe that the addition to USDI of their talents and of Telcam's other organizational resources will enhance the future value of the company."

The agreement provides for a 60-day period of due diligence and subsequent closing within 15 days. USDI has agreed not to pursue any competing transactions while due diligence is underway. Until the consummation of the merger or the termination of the agreement, Telcam will, subject to certain restrictions, provide management for USDI's satellite telephone operating subsidiaries. Telcam will also provide certain operating loans to USDI and its subsidiaries during that period to fund specific business operations. Telcam will have the right at any time, under certain conditions, to terminate the agreement and with it the management authority and funding obligations of Telcam under the terms of the agreement.

Preston Riner, Telcam's CEO, stated that "Our agreement with US Digital will enable the shareholders and employees of Telcam to become part of a public corporation which we believe will have a dynamic future. Through USDI, we intend to offer bundled commercial telephone services and global satellite connectivity that will offer excellent value to subscribers."

Telcam has advised US Digital that it expects to draw on future cash flows or other new sources of capital to meet its lending obligations under the agreement. There can be no assurance that funds available to USDI from its own sources and from Telcam's loans will be sufficient to meet both the expenses associated with the merger and US Digital's operating needs pending and subsequent to the consummation of the merger. Of course, there can be no assurance as to the future performance and profitability of USDI.

About Telecommunications Company of the Americas, Inc.

Telcam, Inc. is a Texas corporation founded in 1994 and is a long distance carrier doing business in 20 states. Telcam provides enhanced services to customers, including calling cards, voice mail, and home 800 numbers. The company is expanding its product base to include bundled telecommunications services for business customers, including paging, email, fax mail, international call-back, and toll-free find-me numbers. Telcam, which had 117,000 subscribers of record on January 1, 1999 and $4,414,000 in total revenues (unaudited) for fiscal 1998, has increased its total subscriber base dramatically over the past few months to the current level of approximately 417,000 customers.

Robert Lee, Telcam's President, has worked in the telecommunications industry as Vice President of Carrier Network, Inc. of Miami, where he developed and marketed bundled telephone services for domestic and international customers, and subsequently as a Sales and Marketing Director for Frontier Communications in California, where he directed a marketing strategy for the rapid ramp-up of a regional sales force and conducted all recruiting and sales seminars. Mr. Lee holds a Master's Degree in Business Administration from Trinity University in Great Britain.

Preston Riner, Telcam's Chief Executive Officer, has over 30 years of telecommunications experience, with expertise in network-based enhanced services. Mr. Riner worked for 18 years at AT&T, holding positions including National Account Manager and Director of Sales promotions. In addition, Mr. Riner has served as Southern Regional Director for Octel Communications and Vice President of Boston Technology, Inc. Both Mr. Lee and Mr. Riner were employed most recently with U.S. Digital's principal operating subsidiary, International Satellite Group, Inc., in senior management capacities.

About USDI

U.S. Digital Communications, Inc. is a telecommunications company that specializes in technologies for corporate and consumer applications. The company's wholly-owned subsidiary, International Satellite Group, Inc., markets and distributes a wide range of satellite telecommunications services.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that USDI is in a highly competitive industry subject to rapid technological, product, and price changes. Other factors include the possibility that demand for the company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological and other risks, costs and delays associated with the start-up and operation of major capital projects, and corporate restructurings, changing governmental regulations, and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.

                                       3
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USDI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                       4
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     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
              ------------------------------------------------------------------

     (a)   Not applicable

     (b)   Not applicable

     (c)   Exhibits.

           2.2 Memorandum of Understanding dated July 8, 1999 between U.S. Digital Communications, Inc. and Telecommunications Company of the Americas, Inc. ("Telcam").

                                       5
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. DIGITAL COMMUNICATIONS, INC.
                                                 (Registrant)



Date:  July 12, 1999                    By: /s/  Robert J. Wussler
                                            --------------------------------
                                            Name:   Robert J. Wussler
                                            Title:  Chairman

                                       6
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                                EXHIBITS INDEX

Exhibit                                     Description                                 Page
Number                                      -----------                                 ----
------
2.2                Memorandum of Understanding dated July 8, 1999 between U.S.             8
                   Digital Communications, Inc. and  Telecommunications Company
                   of the Americas, Inc. ("Telcam").

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